Exhibit 99.2

Citigroup Inc.
GBP 500,000,000 Floating Rate Senior Notes due 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Pounds Sterling ("GBP")
3.	Aggregate Nominal Amount:	GBP 500,000,000
4.	Issue Price:	99.955% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 50,000 and increments of GBP 1,000 in excess thereof
6.	Issue Date:	10 August 2006
7.	Maturity Date:	10 August 2011
8.	Interest Basis:	The Notes will bear interest payable quarterly in arrear at a floating rate of interest from, and including, 10 August 2006 to, but excluding, the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated Market of the Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST
12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month
(ii) Interest Payment Dates:
Interest will be payable quarterly in arrear on 10 February,
10 May, 10 August and 10 November in each year from,
and including, 10 November 2006 to, and including, the
Maturity Date, subject to adjustment in accordance with the
Business Day Convention

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(v) Screen Rate Determination:
	- Reference Rate:	3 month GBP LIBOR
	- Interest Determination Date:	The first day of each Interest Period
	- Relevant Screen Page:	Telerate page 3750
	- Relevant Time:	11.00 a.m. London time
	- Relevant Financial Center:	London
	(vi) Margin:	+ 0.10% per annum
	(vii) Minimum Rate of Interest:	Not Applicable
	(viii) Maximum Rate of Interest:	Not Applicable
	(ix) Day Count Fraction:	Actual/365
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable upon redemption for tax reasons or event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

19.	ISIN Code:	XS0263792615
20.	Common Code:	026379261